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                                                                Exhibit 10.18(a)

                         INTERSTATE HOTELS CORPORATION
                    SUPPLEMENTAL DEFERRED COMPENSATION PLAN
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                            AS AMENDED MARCH 1, 1996
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                                   ARTICLE

1.  PURPOSE
         1.1. PURPOSE. The purpose of the Interstate Hotels Corporation Supplemental Deferred Compensation Plan ("Plan") is to promote the interests of Interstate Hotels Corporation ("Company") and its shareholders, and to offer as additional incentive to key Employees who are the most responsible for the growth and success of the Company, the opportunity to receive deferred compensation under conditions that will encourage their continued employment in the service of the Company. The Plan provides for supplemental deferred compensation in accordance with the terms and conditions set forth below.
         1.2. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1995.

                            ARTICLE 2.  DEFINITIONS

         2.1. AFFILIATE shall mean, at any time, and with respect to any person, any other person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first person. As used in this definition, "Control" means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Any entity in which the Company has a participation interest of at least fifty percent (50%) in the profits of such entity or in the capital of such entity whether measured


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by the ownership of stock, a partnership interest, a joint venture interest or a membership interest shall be an Affiliate of the Company.

         2.2 AWARD shall mean any Supplemental Deferred Compensation granted pursuant to this Plan, together with interest earned thereon.

         2.2.    BOARD shall mean the Board of Directors of the Company.

         2.3. CAUSE shall include, but is not limited to: breach of a Participant's employment agreement, theft, drunkenness, drug use, fraud, conflict of interest, gross negligence, willful misconduct, or insubordination.

         2.4. COMMON STOCK shall mean the common stock of the Company and shall include both voting and nonvoting common stock.

         2.5. COMPANY shall mean Interstate Hotels Corporation, a Pennsylvania corporation, and its successors and assigns, including any entity to which it transfers substantially all of its assets and any successor thereto, and, where the context so requires (including but not limited to the definition of Compete herein), its Affilliates.

         2.6.    COMPETE shall mean to:

                 (a) directly or indirectly, within the Territory, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, limited liability company, proprietorship, firm, association, or other business entity or person that is engaged in any business which is competitive with the Hotel Business on the date of the Participant's termination.

         Where for purposes of part (a) of this definition:


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                 (i)     "Territory" shall mean any area in the United States
or worldwide within 50 miles of any hotel that the Company or any one of its Affiliates provides hotel management services to at the time of a participant's termination;

                 (ii) "Hotel Business" shall mean any business which provides hotel management services to a hotel owner with respect to any hotel.

         and/or

                 (b) directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, limited liability company, proprietorship, firm, association, or other business entity or person that is engaged in any business which is competitive with the Insurance Business without regard to geographic location on the date of the Participant's termination.

         Where for purposes of part (b) of this definition:

                 "Insurance Business" shall mean any business providing insurance for any hotel or providing re-insurance with respect to any hotel.

         2.7. DEFERRED COMPENSATION AGREEMENT shall mean the agreement setting forth the amount and terms of a grant of Supplemental Deferred Compensation, entered into between the Participant and the Company pursuant to
Article 5 of this Plan.

         2.8.    EMPLOYEE shall mean an employee of the Company.

         2.9. INITIAL VESTING DATE shall mean the date which is the earlier of: (a) the tenth anniversary of the effective date of the Participant's Deferred Compensation Agreement, or (b) the date on which the Participant turns age sixty (60).


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                 2.10.   FAIR MARKET VALUE shall mean fair market value as
determined in good faith by the Board. The Board's determination of Fair Market Value shall be final, binding, and conclusive. The Board's determination of the Fair Market Value of Common Stock shall be made in accordance with the following provisions:

                 (a) IF THE COMPANY IS PUBLICLY TRADED. In the event Common Stock of the Company is listed on a stock exchange or quoted on the automated quotation system of NASDAQ, Fair Market Value as of a specific date shall mean the closing price at which Common Stock was sold on such date as reported on such exchange or quoted on such system, but if there were no sales on such date Fair Market Value shall mean such closing price on the next preceding day on which Common Stock was so traded.

                 (b) IF THE COMPANY IS NOT PUBLICLY TRADED. In the event Common Stock is not listed on a stock exchange or quoted on the automated quotation system of NASDAQ, Fair Market Value shall be computed in accordance with the following methodology. First, the Board shall generate a list of at least five publicly traded companies that it believes directly compete with the Company or are comparable to the Company. Second, the Board shall compute a multiple for each such publicly traded company which equals such company's market capitalization on the date for which Fair Market Value is determined, divided by its earnings from operations before interest, taxes, depreciation, and amortization (EBITDA) for the prior year. "Market capitalization" shall mean a dollar amount equal to a company's total number of shares of stock issued and outstanding multiplied by the price per share of that stock. Third, the Board shall compute the average of all such publicly traded companies' multiples. Fourth, the Board shall multiply the Company's EBITDA for the prior year by the average of such multiples. Finally,



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the Board shall apply a discount of twenty-five percent (25%) to the amount determined in the preceding sentence to take into account the fact that the Company is not publicly traded, and the result shall be the Fair Market Value of all shares of Common Stock. The Fair Market Value of each share of Common Stock, whether voting or non-voting, shall be equal to such amount divided by the total number of shares of Common Stock issued and outstanding.

         2.11.   INITIAL PUBLIC OFFERING OR OTHER CAPITAL EVENT shall mean:

                 (a) the consummation of an initial underwritten public offering by the Company of shares of the Company's Common Stock representing (after giving effect to such offering) at least 20% of the issued and outstanding shares of the Company's Common Stock; or

                 (b) the consummation of a sale, exchange or other disposition by shareholders of the Company to any person who at the time is not an Affiliate of or otherwise related to Milton Fine or any members of his immediate family of shares of the Company's Common Stock representing at least 20% of the issued and outstanding shares of the Company's Common Stock; or

                 (c) the merger or consolidation of the Company with any other person, or the sale, transfer, exchange or other disposition by the Company of assets having a Fair Market Value in excess of 20% of the Fair Market Value of the Common Stock of the Company as of the beginning of the fiscal year in which such transaction occurs, if as result thereof Milton Fine and members of his immediate family do not own at least 80% of the outstanding common stock (or other equity interests) of the surviving or transferee person; or

                 (d) the issuance by the Company to any person (other than Milton Fine, members of his immediate family and trusts for their benefit) of shares of the Company's


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Common Stock representing (after giving effect to such issuance) at least 20%
of the issued and outstanding shares of the Company's Common Stock.

         2.12. PARTICIPANT means an Employee who has executed and delivered to the Company a Deferred Compensation Agreement under the Plan.

         2.13. PERMANENT DISABILITY shall mean a permanent incapacity which results in a Participant being unable to engage in his regular employment by reason of any medically demonstrable physical or mental condition.

         2.14. PLAN shall mean the Interstate Hotels Corporation Supplemental Deferred Compensation Plan and any amendments thereto.

         2.15. RETIREMENT shall mean termination of employment which, for purposes of this Plan only, has been approved by the Board and which constitutes a "retirement" under any applicable qualified retirement plan maintained by the Company.

         2.15. SUPPLEMENTAL DEFERRED COMPENSATION shall mean the amount, exclusive of any interest earned thereon, set forth in a Deferred Compensation Agreement.

                            ARTICLE 3.  ELIGIBILITY

         3.1. PERSONS ELIGIBLE. The Company will only enter into a Deferred Compensation Agreement with key Employees of the Company who are directly involved in the growth and success of the Company.

                           ARTICLE 4.  ADMINISTRATION

         4.1. BOARD. The Plan shall be administered by the Board, which shall have full authority to construe and interpret the Plan, to establish, amend, and rescind rules and regulations


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relating to the Plan, and to grant and make all such determinations in connection with the Plan as it may deem necessary or advisable. Any interpretation, determination, or other action made or taken by the Board shall be final, binding, and conclusive on all parties.

         4.2. LIABILITY AND INDEMNIFICATION. Each member of the Board, while acting in connection with the Plan, shall be considered to be acting in his capacity as a Director of the Company. Members of the Board acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties. Current and past members of the Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's gross negligence or willful misconduct.

         4.3. ACTIONS OF BOARD. Subject to the provisions of the Plan, the Board shall (a) determine and designate from time to time those key Employees with whom the Company will enter into Deferred Compensation Agreements; (b) authorize the grant of Supplemental Deferred Compensation; and (c) determine such other terms relating to each Deferred Compensation Agreement as the Board, in its sole discretion, deems necessary or advisable. In making these determinations, the Board may take into account the nature of the services rendered by respective


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Employees, their present and potential contributions to the success of the
Company and such other factors as the Board in its discretion shall deem relevant.

         4.4. AGENTS. In administering the Plan, the Board may employ accountants and counsel (who may be the independent auditors and outside counsel for the Company) and other persons to assist or render advice to it, all at the expense of the Company.

                              ARTICLE 5.  BENEFITS

         5.1. DETERMINED BY BOARD. The Company shall pay to selected Participants Supplemental Deferred Compensation in amounts to be determined by the Board, with interest on such compensation computed at the rate of 7%.

         5.2. DEFERRED COMPENSATION AGREEMENT. The proper officers of the Company and each Participant shall execute a Deferred Compensation Agreement, substantially in the form of Exhibit A attached hereto, which shall set forth the Supplemental Deferred Compensation and such other terms, conditions, restrictions, and privileges as the Board in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions, and provisions of this Plan.

         5.3. VESTING. Unless otherwise provided in this Plan, one-eighth of a Participant's Award will vest on the Initial Vesting Date. An additional one-eighth of such Award will vest on each anniversary of the Initial Vesting Date. Notwithstanding the foregoing, no amount shall vest unless the Participant is still employed by, on the Board of, or providing services to the Company on the vesting date.


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         5.4.    VESTING IN THE EVENT OF DEATH, PERMANENT DISABILITY, OR
TERMINATION OF EMPLOYMENT WITHOUT CAUSE.

                 (a) DEATH OR PERMANENT DISABILITY. One-eighth of an Award granted to the Participant under this Plan that is not fully vested as of the date the Participant terminates his employment with the Company because of his death or Permanent Disability shall vest on the date of such death or Permanent Disability. An additional one-eighth of such Award shall vest on each anniversary of the Participant's death or Permanent Disability.

                 (b) TERMINATION OF EMPLOYMENT. In the event the Company terminates the employment of the Participant with Cause, any portion of a Participant's Award that is not fully vested as of the date of termination of employment shall be forfeited. One-eighth of an Award granted to the Participant under this Plan that is not fully vested as of the date the Company terminates the employment of the Participant without Cause shall vest on each anniversary of the date of such termination, PROVIDED that if the Participant Competes with the Company during the period commencing on the date the Participant is terminated without Cause and terminating on such first anniversary, the unvested portion of a Participant's Award shall be forfeited.

         5.5. PAYMENT. Except as otherwise provided in this Plan, the Company shall pay the vested portion of the Award at the time of vesting.

         5.6. FORFEITURE. In the event a Participant Competes with the Company during the one-year period following the Participant's termination for any reason, the portion of the Award not yet paid shall be forfeited.

         5.7.    INITIAL PUBLIC OFFERING OR OTHER CAPITAL EVENT.   In the event
of an IPO or Other Capital Event, a percentage of an Award granted to a Participant under this Plan may become


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vested and be paid as of the date of the IPO or Other Capital Event if so designated by the Board. The percentage vested and payable shall equal the percentage of the stock, securities, assets, and/or operations of the Company sold in the IPO or Other Capital Event, but shall not in any event exceed twenty percent (20%) of an Award to such Participant. The percentage of assets sold in an IPO or Other Capital Event shall be the Fair Market Value of the assets sold or otherwise disposed of over the Fair Market Value of the Company's total assets.

         5.8. UNFUNDED OBLIGATION. The Supplemental Deferred Compensation and interest earned thereon payable under this Plan is an unfunded obligation of the Company. The Company is not required to segregate any moneys from its general funds, or to create any trusts, or to make any special deposits with respect to these obligations.

                    ARTICLE 6.  AMENDMENT AND TERMINATION

         6.1. AMENDMENT. The Board from time to time and without further approval of the stockholders, may amend the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders which would (a) materially increase the benefits accruing to Participants; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award previously granted to him under the Plan.

         6.2.    TERMINATION.  Unless terminated sooner, the Plan shall remain
in effect until [   ].  The Board, without further approval of the
stockholders, may terminate the Plan at any time, but no termination shall, without the Participant's (or beneficiary's) consent, alter or impair any of


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the rights under any Deferred Compensation Agreement previously entered into pursuant to the Plan.

                         ARTICLE 7.  GENERAL PROVISIONS

         7.1. NONTRANSFERABILITY OF AWARDS. Awards shall not be transferable other than by will or by the laws of descent and distribution; provided, however, that the designation of a beneficiary shall not constitute a transfer.

         7.2. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Award thereunder shall not confer upon any Participant any right with respect to continued employment by the Company, nor shall they interfere in any way with the right of the Company, or the right of the Participant to terminate the employment of the Participant at any time.

         7.3. NO RIGHT TO AWARDS. The adoption of this Plan shall not be deemed to give any person any right to be granted an Award, except as specifically stated in the Plan and upon such terms and conditions as may be determined by the Board.

         7.4. EFFECT OF AWARDS ON OTHER PLANS. Each Participant agrees that Awards constitute special compensation, and that such Awards will not affect
(a) the amount of any pension entitlement or profit sharing contribution under any pension or retirement plan in which the Participant participates; (b) the amount of coverage under any group life insurance plan in which the Participant participates; or (c) the benefits under any other benefit plan of any kind heretofore or hereafter in effect, under which the availability or amount of benefits is related to compensation.

         7.5. WITHHOLDING. It shall be a condition of the Company's obligation to pay an Award that the Participant shall pay, or make provision satisfactory to the Company for the payment of,


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any federal, state, local or other taxes which the Company is obligated to withhold or collect with respect to such Award. The Company shall be entitled to withhold such amounts from any compensation or other payments then or thereafter due to the Participant.

         7.6. PRONOUNS. The use of the masculine gender shall be extended to include the feminine gender wherever appropriate.

         7.7. SUNDAY AND HOLIDAY. In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

         7.8. GOVERNING LAW. All rights under this Plan shall be governed by and construed in accordance with the internal laws (and not the laws relating to the conflict of laws) of the Commonwealth of Pennsylvania.

         7.9. SEVERABILITY. The unenforceability or invalidity of any provision of this Plan shall not effect the enforceability or validity of any other provision of this Plan.


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